SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials

                     SELIGMAN NEW TECHNOLOGIES FUND II, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:


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2)   Aggregate number of securities to which transaction applies:


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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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|_| Fee paid previously with preliminary materials:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:


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     2) Form, Schedule or Registration Statement No.


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     4) Date Filed:


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

Special Meeting of Stockholders

The Special Meeting of Stockholders (the "Meeting") of Seligman New Technologies Fund II, Inc., a Maryland corporation (the "Fund"), was convened on September 19, 2007 and adjourned until November 16, 2007, and further adjourned on November 16, 2007 to a date, time and place to be fixed by the Board of Directors. On November 19, 2007, the Board of Directors fixed the new record date of November 20, 2007 for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof, and determined that the Special Meeting shall be reconvened on December 18, 2007.

The Meeting was scheduled for December 18th with the goal of obtaining sufficient votes to authorize the liquidation of the Fund by the end of 2007; however, although the overwhelming majority of shares voted have supported the liquidation (over 85%), the Fund has not received sufficient votes to pass the proposal to liquidate and dissolve the Fund and, as a result, the Meeting was further adjourned in order to solicit additional votes. The adjourned Meeting will be held on February 5, 2008, at 11:00 a.m., at the offices of the Fund, at 100 Park Avenue, New York, NY 10017.

As of December 17, 2007, more than 85% of the votes received from Stockholders were in favor of the proposals, with approximately 46% of outstanding shares in favor of liquidation and dissolution of the Fund and approximately 44% of outstanding shares in favor of eliminating the Fund's repurchase offers.

Stockholders are encouraged to vote their shares in order to minimize additional expenses of further proxy solicitation.

Repurchase Offers

With the adjournment of the Meeting until February 5, 2008, the Fund's current repurchase offer for shares of the Fund will occur as contemplated in the repurchase offer notice dated December 13, 2007. The repurchase offer period began on December 13, 2007 and ends on January 11, 2008. All repurchase requests must be submitted in good order to your financial advisor in time for the orders to be received by the Fund by 4:00pm, Eastern time, on January 11, 2008.

If the Fund receives the necessary votes to pass the proposals at the adjourned Meeting scheduled to occur on February 5, 2008, the Fund will liquidate and dissolve and no further repurchase offers will be conducted by the Fund.